As filed with the Securities and Exchange Commission on May 10, 2000

                                                     Registration No. 33-80035


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ____________________________________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    under the
                             Securities Act of 1933


                               HEALTH POWER, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                        31-1145640

 (State or other jurisdiction of                  (IRS Employer Identification
  incorporation or organization)                             Number)

                               1209 Orange Street
                           Wilmington, Delaware 19801
               (Address of Principal Executive Offices) (Zip Code)

                              Dr. Bernard F. Master
                      Chairman and Chief Executive Officer
                              CompManagement, Inc.
                              6377 Emerald Parkway
                               Dublin, Ohio 43016
                     (Name and address of agent for service)

                                 (614) 766-5223

          (Telephone number, including area code, of agent for service)

                                   Copies To:

                            Joseph P. Boeckman, Esq.
                              Baker & Hostetler LLP
                        65 East State Street, Suite 2100
                              Columbus, Ohio 43215
                                 (614) 228-1541




APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:  Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     On December 5, 1995, pursuant to the filing of this Registration Statement, the Registrant registered 634,878 shares of its common stock, $0.01 par value. These shares of common stock had been issued to Robert J. Bossart, Jonathan P. Wagner, and Richard T. Kurth (the "Selling Shareholders") in connection with the Registrant's acquisition of CompManagement, Inc., an Ohio corporation, in July 1995. Pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated July 21, 1995 among the Registrant, CMI Acquisition Corp., CompManagement, Inc., and the Selling Shareholders, the Registrant was required to register the 634,878 shares of common stock issued to the Selling Shareholders and to maintain the effectiveness of the registration statement for three years.

     The three-year period during which the Registrant was required to maintain the effectiveness of this Registration Statement has expired. The Selling Shareholders have not sold any of the 634,878 shares registered under this Registration Statement. Accordingly, the Registrant hereby deregisters all 634,878 shares previously registered under this Registration Statement.

Item 16.  EXHIBITS

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          Exhibit No.                   Exhibit Description
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              24                   Power of Attorney for Jonathan
                                   R. Wagner
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on April 27, 2000.

                                           HEALTH POWER, INC.


                                           By/s/Dr. Bernard F. Master
                                                Dr. Bernard F. Master
                                                Chairman of the Board, Chief
                                                Executive Officer,
                                                and President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


--------------------------------------------------------------------------------
       NAME                          TITLE                            DATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

/s/Dr. Bernard F. Master    Chairman of the Board, Chief         April 27, 2000
Dr. Bernard F. Master       Executive Officer, and
                            President(principal executive
                            officer), and Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

/s/Paul A. Miller           Chief Financial Officer of           April 27, 2000
Paul A. Miller              CompManagement, Inc.
                            (principal financial and
                            accounting officer)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dr. Elliott P. Feldman*     Director                             April 27, 2000
Dr. Elliott P. Feldman

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Robert J. Bossart*          Director                             April 27, 2000
Robert J. Bossart

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Robert S. Garek*            Director                             April 27, 2000
Robert S. Garek

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Crystal A. Kuykendall*      Director                             April 27, 2000
Crystal A. Kuykendall

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Frank R. Nutis*             Director                             April 27, 2000
Frank R. Nutis

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dr. Burt E. Schear*         Director                             April 27, 2000
Dr. Burt E. Schear

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Jonathan R. Wagner*         Director                             April 27, 2000
Jonathan R. Wagner

--------------------------------------------------------------------------------


     *The undersigned hereby executes this post-effective amendment to the registration statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement.



                                             /s/ Dr. Bernard F. Master
                                             Dr. Bernard F. Master,
                                             Attorney-in-Fact

                                 EXHIBIT INDEX

--------------------------------------------------------------------------------
Exhibit No.          Exhibits                If incorporated by reference,
                                             document with which exhibit was
                                             previously filed.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     24         Power of Attorney for        Contained herein.
                Jonathan R. Wagner
--------------------------------------------------------------------------------


                                                                   EXHIBIT 24(b)


                                POWER OF ATTORNEY
                                       FOR
                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-3 REGISTRATION STATEMENT
                           (REGISTRATION NO. 33-80035)


     The undersigned, a director of Health Power, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Dr. Bernard F. Master and Alec Wightman, and each of them, my true and lawful attorneys-in-fact and agents, with full power to each of them to act alone, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director of the Company, to execute the Company's Post Effective Amendment No. 1 to Form S-3 (Registration No. 33-80035), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     The undersigned has executed and delivered this Power of Attorney on April 25, 2000.



/s/ Jonathan R. Wagner
Jonathan R. Wagner